Exhibit 4.26

TECO FINANCE, INC.

Issuer

And

TECO ENERGY, INC.

Guarantor

To

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

Trustee

THIRD SUPPLEMENTAL INDENTURE

dated as of March 15, 2010

Supplementing the Indenture

dated as of December 21, 2007

$250,000,000

4.00% Notes Due 2016

$300,000,000

5.15% Notes Due 2020

i

This Third Supplemental Indenture, dated as of March 15, 2010, is among TECO FINANCE, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company”), having its principal executive offices at 702 N. Franklin Street, Tampa, Florida 33602, TECO ENERGY, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Guarantor”), having its principal executive offices at 702 N. Franklin Street, Tampa, Florida 33602, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A. (formerly known as The Bank of New York Trust Company, N.A.), as Trustee (herein called the “Trustee”), having its corporate trust office at 10161 Centurion Parkway, Jacksonville, Florida 32256.

WITNESSETH:

WHEREAS, the Company, the Guarantor and the Trustee entered into an Indenture, dated as of December 21, 2007 (the “Original Indenture”), pursuant to which one or more series of debt of the Company (the “Securities”) may be issued from time to time; and

WHEREAS, Section 2.01 of the Original Indenture permits the terms of any series of Securities to be established in an indenture supplemental to the Original Indenture; and

WHEREAS, Section 11.01(7) of the Original Indenture provides that a supplemental indenture may be entered into by the Company, the Guarantor and the Trustee without the consent of any Holders of the Securities to establish the form and terms of the Securities of any series; and

WHEREAS, the Company has requested the Trustee to join with it in the execution and delivery of this Third Supplemental Indenture in order to supplement and amend the Original Indenture by, among other things, establishing the form and terms of two series of Securities to be known as the Company’s “4.00% Notes Due 2016” (the “2016 Notes”) and “5.15% Notes Due 2020” (the “2020 Notes”, and together with the 2016 Notes, the “Notes”); and

WHEREAS, the Company, the Guarantor and the Trustee desire to enter into this Third Supplemental Indenture for the purposes set forth in Sections 2.01 and 11.01 of the Original Indenture as referred to above; and

WHEREAS, the Company has furnished the Trustee with a Board Resolution authorizing the execution of this Third Supplemental Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the Company, the Guarantor and the Trustee and a valid supplement to the Original Indenture have been done,

NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes to be issued hereunder by holders thereof, the Company, the Guarantor and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective holders from time to time of the Notes, as follows:

ARTICLE ONE

Definitions and Other Provisions of General Application

Section 101. Definitions

All capitalized terms that are used herein and not otherwise defined herein shall have the meanings assigned to them in the Original Indenture. The Original Indenture together with this Third Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” As used in this Third Supplemental Indenture, the following capitalized terms shall have the following respective meanings:

“Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulations to close in the City of New York.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Notes; provided, however, that if the remaining term of such Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depositary” means The Depository Trust Company or its successor.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., or Morgan Stanley & Co. Incorporated or any of their respective successors, as designated by the Company, or if all of those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Interest Payment Date” means March 15 and September 15 of each year.

“Original Issue Date” means the date upon which the Notes are initially issued by the Company, such date to be set forth on the face of each Note.

“Record Date” means the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. The Record Date shall constitute the Regular Record Date for purposes of the Original Indenture.

“Reference Treasury Dealer” means:

(i) Citigroup Global Markets Inc., J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated, and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

(ii) up to two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

Section 102. Section References

Each reference to a particular section set forth in this Third Supplemental Indenture shall, unless the context otherwise requires, refer to this Third Supplemental Indenture.

ARTICLE TWO

Designation and Terms of the 2016 Notes

Section 201. Establishment of Series

There is hereby created a series of Securities to be known and designated as the “4.00% Notes Due 2016” (the “2016 Notes”), which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the 2016 Notes shall constitute a single series of Securities.

Section 202. Variations in Terms of the 2016 Notes

Subject to the terms and conditions set forth in the Original Indenture and in this Third Supplemental Indenture, the terms of any particular 2016 Note may vary from the terms of any other 2016 Note as contemplated by Section 3.01 of the Original Indenture, and the terms for a particular 2016 Note will be set forth in such 2016 Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 3.03 of the Original Indenture.

Section 203. Amount and Denominations; the Depositary

(a) The initial principal amount of 2016 Notes that may be issued under this Third Supplemental Indenture shall be $250,000,000. Additional 2016 Notes may be issued under this Third Supplemental Indenture in unlimited principal amounts as permitted by the Original Indenture. The authorized denominations of 2016 Notes shall be $1,000 or integral multiples of $1,000 in excess thereof.

(b) The 2016 Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of the Depositary or its nominee who is hereby designated as “U.S. Depositary” under the Original Indenture.

Section 204. Stated Maturity

The Stated Maturity of the principal amount of the 2016 Notes shall be March 15, 2016.

Section 205. Interest Rates and Interest Payment Dates

(a) Interest Rate. The 2016 Notes shall bear interest at the annual rate of 4.00% from the Original Issue Date to the date on which the principal shall become due on the Stated Maturity, and if such principal is not fully paid on the Stated Maturity, until such principal is paid in full. Interest on the 2016 Notes will be payable semi-annually on each Interest Payment Date, commencing on September 15, 2010. Such interest will be payable to the Holder thereof as of the related Record Date.

(b) Computation of Interest. The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

Section 206. Form and Other Terms of the 2016 Notes

(a) Attached hereto as Exhibit A is the form of 2016 Note, which form is hereby established as the form in which the 2016 Notes may be issued and which shall be completed with the series designation, Stated Maturity, interest rate and CUSIP number applicable to the 2016 Notes upon such issuance.

(b) Subject to (a) above, any 2016 Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Third Supplemental Indenture.

Section 207. Authentication and Delivery

As provided in and pursuant to Section 3.03 of the Original Indenture, each time that the Company delivers 2016 Notes to the Trustee or Authenticating Agent for authentication after the initial issuance of 2016 Notes under this Indenture, the Company shall deliver a Supplemental Company Order in the form of Exhibit B to this Third Supplemental Indenture (which form shall be completed upon delivery with the series designation applicable to the 2016 Notes) for the authentication and delivery of such 2016 Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such 2016 Notes.

Section 208. Redemption; No Sinking Fund

(a) The 2016 Notes are subject to redemption, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of:

(i) 100% of the principal amount of 2016 Notes then outstanding to be redeemed, or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2016 Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points (0.25%), as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

(b) The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of 2016 Notes to be redeemed. If the Company elects to partially redeem the 2016 Notes, the Trustee will select in a fair and appropriate manner the 2016 Notes to be redeemed.

(c) Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2016 Notes or portions thereof called for redemption.

(d) The 2016 Notes are not entitled to the benefit of any sinking fund or analogous provision.

ARTICLE THREE

Designation and Terms of the 2020 Notes

Section 301. Establishment of Series

There is hereby created a series of Securities to be known and designated as the “5.15% Notes Due 2020” (the “2020 Notes”), which shall rank equally with each other and all other unsecured and unsubordinated indebtedness of the Company. For the purposes of the Original Indenture, the 2020 Notes shall constitute a single series of Securities.

Section 302. Variations in Terms of the 2020 Notes

Subject to the terms and conditions set forth in the Original Indenture and in this Third Supplemental Indenture, the terms of any particular 2020 Note may vary from the terms of any other 2020 Note as contemplated by Section 3.01 of the Original Indenture, and the terms for a particular 2020 Note will be set forth in such 2020 Note as delivered to the Trustee or an Authenticating Agent for authentication pursuant to Section 3.03 of the Original Indenture.

Section 303. Amount and Denominations; the Depositary

(a) The initial principal amount of 2020 Notes that may be issued under this Third Supplemental Indenture shall be $300,000,000. Additional 2020 Notes may be issued under this Third Supplemental Indenture in unlimited principal amounts as permitted by the Original Indenture. The authorized denominations of 2020 Notes shall be $1,000 or integral multiples of $1,000 in excess thereof.

(b) The 2020 Notes shall be issuable only in fully registered form, without coupons, and will initially be registered in the name of the Depositary or its nominee who is hereby designated as “U.S. Depositary” under the Original Indenture.

Section 304. Stated Maturity

The Stated Maturity of the principal amount of the 2020 Notes shall be March 15, 2020.

Section 305. Interest Rates and Interest Payment Dates

(a) Interest Rate. The 2020 Notes shall bear interest at the annual rate of 5.15% from the Original Issue Date to the date on which the principal shall become due on the Stated Maturity, and if such principal is not fully paid on the Stated Maturity, until such principal is paid in full. Interest on the 2020 Notes will be payable semi-annually on each Interest Payment Date, commencing on September 15, 2010. Such interest will be payable to the Holder thereof as of the related Record Date.

(b) Computation of Interest. The amount of interest payable for any period will be computed on the basis of a year of 360 days consisting of twelve 30-day months. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

Section 306. Form and Other Terms of the 2020 Notes

(a) Attached hereto as Exhibit A is the form of 2020 Note, which form is hereby established as the form in which the 2020 Notes may be issued and which shall be completed with the series designation, Stated Maturity, interest rate and CUSIP number applicable to the 2020 Notes upon such issuance.

(b) Subject to (a) above, any 2020 Note may be issued in such other form as may be provided by, or not inconsistent with, the terms of the Original Indenture and this Third Supplemental Indenture.

Section 307. Authentication and Delivery

As provided in and pursuant to Section 3.03 of the Original Indenture, each time that the Company delivers 2020 Notes to the Trustee or Authenticating Agent for authentication after the initial issuance of 2020 Notes under this Indenture, the Company shall deliver a Supplemental Company Order in the form of Exhibit B to this Third Supplemental Indenture (which form shall be completed upon delivery with the series designation applicable to the 2020 Notes) for the authentication and delivery of such 2020 Notes and the Trustee or such Authenticating Agent shall authenticate and deliver such 2020 Notes.

Section 308. Redemption; No Sinking Fund

(a) The 2020 Notes are subject to redemption, in whole or in part, at any time, at the option of the Company, at a redemption price equal to the greater of:

(i) 100% of the principal amount of 2020 Notes then outstanding to be redeemed, or

(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2020 Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points (0.25%), as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

(b) The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of 2020 Notes to be redeemed. If the Company elects to partially redeem the 2020 Notes, the Trustee will select in a fair and appropriate manner the 2020 Notes to be redeemed.

(c) Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the 2020 Notes or portions thereof called for redemption.

(d) The 2020 Notes are not entitled to the benefit of any sinking fund or analogous provision.

ARTICLE FOUR

Miscellaneous

Section 401. Effect On Original Indenture

This Third Supplemental Indenture is a supplement to the Original Indenture. As supplemented by this Third Supplemental Indenture, the Original Indenture is in all respects ratified, approved and confirmed, and the Original Indenture and this Third Supplemental Indenture shall together constitute one and the same instrument.

Section 402. Counterparts

This Third Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

Section 403. Recitals and Issuance of Notes

The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Third Supplemental Indenture. The Trustee shall not be accountable for the use or application by the Company of the Notes or the proceeds thereof.

Section 404. Governing Law

This Third Supplemental Indenture shall be governed by and construed in accordance with the laws of the jurisdiction that govern the Original Indenture and its construction.

[The balance of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date and year first written above.

TECO FINANCE, INC.

By:	/s/ Kim M. Caruso
	Name:	Kim M. Caruso
	Title:	Treasurer

TECO ENERGY, INC.

By:	/s/ Kim M. Caruso
	Name:	Kim M. Caruso
	Title:	Treasurer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., AS TRUSTEE

By:	/s/ Geraldine Creswell
	Name:	Geraldine Creswell
	Title:	Vice President

EXHIBIT A

FORM OF NOTE

CUSIP NO.:	PRINCIPAL AMOUNT: $
REGISTERED NO.

TECO FINANCE, INC.

        % Notes Due 20

☒	Check this box if the Note is a Global Note.

Applicable if the Note is a Global Note:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION, OR ANY SUCCESSOR DEPOSITARY (“DEPOSITARY”), AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY. THIS NOTE IS EXCHANGEABLE FOR NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY.

ORIGINAL ISSUE DATE: March 15, 2010 ISSUE PRICE: 100% (as a percentage of principal amount) STATED MATURITY: March 15, 20 INTEREST RATE: % per annum.

INTEREST PAYMENT DATES: March 15 and September 15 of each year, commencing September 15, 2010.

SPECIFIED CURRENCY: U.S. dollars

AUTHORIZED DENOMINATIONS: N/A (Only applicable if specified currency is other than U.S. dollars.)

SINKING FUND: None

YIELD TO MATURITY: N/A

REDEMPTION: Redeemable in whole or in part, at the Company’s option, from time to time at the redemption price described on the reverse of this Note.

DEPOSITARY: The Depository Trust Company, or any successor depositary.

TECO FINANCE, INC., a corporation duly organized and existing under the laws of the State of Florida (herein called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum set forth on the face of this Note on the Stated Maturity, upon the presentation and surrender hereof at the principal corporate trust office of The Bank of New York Mellon Trust Company, N.A., or its successor in trust (the “Trustee”) or such other office as the Trustee has designated in writing, and to pay interest on the unpaid principal balance hereof at a rate per annum (computed based on a 360-day year consisting of twelve 30-day months) equal to the Interest Rate set forth on the face of this Note for the period from the Original Issue Date to, but excluding, the Stated Maturity.

Interest will be payable on the Interest Payment Dates to the Person in whose name this Note is registered at the close of business on the related Record Date, which is the fifteenth calendar day (whether or not a Business Day) immediately preceding the related Interest Payment Date. In each case, payments shall be made in accordance with the provisions hereof, until the principal hereof is paid or duly made available for payment.

Payment of the principal of (and premium, if any) and any such interest on this Note shall be made in immediately available funds at the office or agency of the Company maintained for that purpose in the City of New York in the State of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

TECO Energy, Inc. a corporation duly organized and existing under the laws of the State of Florida (herein called the “Guarantor”), has fully and unconditionally guaranteed the payment of principal, premium, if any, and interest on this Note.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

2

IN WITNESS WHEREOF, TECO FINANCE, INC. has caused this instrument to be duly executed.

Dated:             , 20

TRUSTEE’S CERTIFICATE OF AUTHENTICATION	TECO FINANCE, INC.

This is one of the series designated therein referred to in the within-mentioned Indenture.	By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY N.A.,
as Authenticating Agent for the Trustee

By:
Authorized signatory

Note Signature Page

(REVERSE OF NOTE)

TECO FINANCE, INC.

        % Notes Due 20

This Note is one of a duly authorized series of securities of the Company (herein called the “Notes”), issued and to be issued under an Indenture dated as of December 21, 2007, as supplemented by the Third Supplemental Indenture, dated as of March 15, 2010 (as such has been or shall be amended or supplemented, the “Indenture”), among the Company, TECO Energy, Inc. (the “Guarantor”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”, which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the securities of the series designated on the face hereof.

DEFINITIONS

The following terms, as used herein, have the following meanings unless the context or use clearly indicates another or different meaning or intent:

“Business Day” shall mean any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law or regulations to close in the City of New York.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes; provided, however, that if the remaining term of the Notes to be redeemed is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Comparable Treasury Price” means (1) the average of five Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if an Independent Investment Banker obtains fewer than five such Reference Treasury Dealer Quotations, the average of all such quotations.

“Depositary” shall mean The Depository Trust Company or any successor depositary.

“Independent Investment Banker” means any of Citigroup Global Markets Inc., J.P. Morgan Securities Inc., or Morgan Stanley & Co. Incorporated or any of their respective successors, as designated by the Company, or if all of those firms are unwilling or unable to serve as such, an independent investment and banking institution of national standing appointed by the Company.

“Interest Payment Date” shall mean the date on which interest on this Note is paid, which date(s) are set forth on the face of this Note.

“Reference Treasury Dealer” means:

(i) Citigroup Global Markets Inc., J.P. Morgan Securities Inc. or Morgan Stanley & Co. Incorporated, and each of their respective successors; provided that, if any such Reference Treasury Dealer ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and

(ii) up to two other Primary Treasury Dealers selected by the Company.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by an Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to an Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

“Treasury Rate” means, as of any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity (computed as of the second Business Day immediately preceding that redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that redemption date.

INTEREST RATE

This Note will bear interest at the rate per annum (computed based on a 360-day year consisting of twelve 30-day months) identified on the face of this Note. Except for the effect of any adjustment in the Interest Payment Date as provided in the following sentence, the amount of interest payable for any period shorter than a full six-month period for which interest is computed, will be computed on the basis of the actual number of days elapsed in such a 180-day period. If any Interest Payment Date would otherwise be a day that is not a Business Day, the payment required to be made on such Interest Payment Date will be postponed to the next succeeding Business Day, and no interest will accrue on such payment for the period from and after such Interest Payment Date to the date of such payment on the next succeeding Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such Interest Payment Date.

OPTIONAL REDEMPTION

The Notes are subject to redemption, in whole or in part, at any time, and at the option of the Company, at a redemption price equal to the greater of:

(i)	100% of the principal amount of the Notes then outstanding to be redeemed, or

(ii)	the sum of the present values of the remaining scheduled payments of principal and interest on the Notes then outstanding to be redeemed (not including any portion of such payments of interest accrued as of the redemption date) discounted to the redemption date on a semiannual basis (computed based on a 360-day year consisting of twelve 30-day months) at the Treasury Rate, plus 25 basis points (0.25%), as calculated by an Independent Investment Banker, plus, in either of the above cases, accrued and unpaid interest thereon to the redemption date.

The Company will mail a notice of redemption at least 30 days but no more than 60 days before the redemption date to each Holder of the Notes to be redeemed. If the Company elects to partially redeem the Notes, the Trustee will select in a fair and appropriate manner the Notes to be redeemed.

Unless the Company defaults in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the Notes or portions thereof called for redemption.

The Notes are not entitled to the benefit of any sinking fund or analogous provision.

TRANSFER OR EXCHANGE

As provided in the Indenture and subject to certain limitations herein and therein set forth, the transfer of this Note is registerable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of (and premium, if any) and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons and, except for such Notes issued in book-entry form, only in denominations of $1,000 and any integral multiple of $1,000. As provided in the Indenture and subject to certain limitations herein and therein set forth, this Note is exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company or the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

OTHER PROVISIONS

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected and of the Holders of 66 2/3% in principal amount of the Securities at the time Outstanding of all series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. To the extent permitted by law, any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

This Note shall be governed by and construed in accordance with the laws of The State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM				as tenants in common
TEN ENT				as tenants by the entireties
JT TEN				as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT—		CUSTODIAN		under Uniform Gifts to Minors Act
	(Custodian)		(Minor)

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or Other Identifying Number of Assignee

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

the within Security of TECO FINANCE, INC. and does hereby irrevocably constitute and appoint                                          attorney to transfer said Security on the books of the Company, with full power of substitution in the premises.

Dated:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatsoever.

EXHIBIT B

FORM OF SUPPLEMENTAL COMPANY ORDER

TECO FINANCE, INC.

            % NOTES DUE 20

SUPPLEMENTAL COMPANY ORDER

Pursuant to Section [207] [307] of the Third Supplemental Indenture, dated as of March 15, 2010, to the Indenture, dated as of December 21, 2007, as amended, you are instructed to prepare and authenticate a Note, of the series identified above, in the principal amount of $            . [The Note is being delivered in exchange for issued and outstanding Notes of the series identified above.]

IN WITNESS WHEREOF, I have hereunto set my hand this             day of             ,             .

TECO FINANCE, INC.

By:
Name:
Title: